Exhibit (23)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 2-64668, 2-40183, 2-80336, 33-57189 and 333-39938 on Form S-8 of Stepan Company of our report dated February 10, 2003 included in this Form 10-K of Stepan Company for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP

Chicago, Illinois

March 21, 2003

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